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                                                            As of March 31, 1997

SunTrust Banks, Inc.
25 Park Place
Atlanta, GA  30303

         Re:  Waiver and Modification Agreement No. 2 to
              Convertible Subordinated Note Purchase Agreement
              ------------------------------------------------

Dear Sirs:
         Reference is made to the Convertible Subordinated Note Purchase Agreement dated as of October 18, 1996 by and between Consolidated Stainless, Inc., Harvey B. Adams, Ronald J. Adams and SunTrust Banks, Inc. (as heretofore amended, the "Note Agreement"). All capitalized terms used herein without definition have the respective meanings ascribed to them in the Note Agreement.

         This will confirm the agreement of the Company and the Purchaser to amend certain covenants contained in the Note Agreement, as follows:

         1. TOTAL LIABILITIES TO TANGIBLE NET WORTH RATIO. Section 6.8(a) of the Note Agreement is hereby amended, solely with respect to the fiscal quarter ending March 31, 1997, so as to require the Company's ratio of Total Liabilities to Tangible Net Worth to be not less than 7.75:1.0 as of such date.

         2. FUNDED DEBT TO EBITDA. Section 6.8(b) of the Note Agreement is hereby amended, solely with respect to the fiscal quarter ending March 31, 1997, so as to require the Company's ratio of Funded Debt to EBITDA not to exceed 52.00:1.0 as of such date.

         3. SENIOR FUNDED DEBT TO EBITDA. Section 6.8(c) of the Note Agreement is hereby amended, solely with respect to the fiscal quarter ending March 31, 1997, so as to require the Company's ratio of Senior Funded Debt to EBITDA not to exceed 48.00:1.00 as of such date.

         Except as expressly set forth herein, all of the terms and conditions of the Note Agreement shall remain unchanged and in full force and effect, and are hereby reaffirmed.

         The amendments set forth herein shall only be applicable for the specific date and time period stated herein, and shall not be applicable to any other dates or any other time periods whatsoever. Furthermore, this amendment shall not be applicable to, and shall imply the Purchaser's agreement to grant any amendment, consent or waiver in respect of, any covenant


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                                         -2-


not specified herein, or for any date or time period not specified herein, or in any other circumstances (whether of like or unlike nature).

         The effectiveness of this amendment is expressly subject to the execution and delivery by Mellon Bank, N.A. ("Mellon"), of a certain modification agreement with the Company relating to certain covenants under the Loan and Security Agreement dated March 10, 1997 by and between the Company and Mellon, in substantially the form attached hereto.

         The Company hereby requests that the Purchaser acknowledge and confirm its agreement to the foregoing amendments by countersigning a counterpart copy of this letter. When signed, this amendment may not be altered or amended except in the manner provided in the Note Agreement.

                                       Very truly yours,

                                       CONSOLIDATED STAINLESS, INC.


                                       By: ___________________________________


Acknowledged, Confirmed and
Agreed to:

SUNTRUST BANKS, INC.


By: ___________________________________